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                                                                   EXHIBIT 10.28

                     Spencer Trask Securities Incorporated
                              535 Madison Avenue
                              New York, NY  10022


                                                                January 31, 1997


Exigent Diagnostics, Inc.
709 Swedeland Road
Post Office Box 1539
King of Prussia, PA  19406-0939

Dear Mr. Stoughton:

          This will confirm our agreement to provide Exigent Diagnostics, Inc. (the "Company") with investment banking services for a period of 5 years from the date hereof. Such services shall consist of advice relating to corporate management, strategic planning, financial planning and relationships with banks and other financial institutions. Such services shall be provided in connection with any transaction entered into by the Company of any of its affiliates (other than SmithKline (as defined in the Company's Confidential Private Placement Memorandum, dated December 4, 1996)) (including, without limitation, any sale or exchange of stock or assets, merger, consolidation, acquisition, financing, joint venture, or other arrangement) with any party introduced to the company by us, directly or indirectly, during such period.

          We will be paid a finder's fee, payable at the closing of any such transaction, equal to a percentage of the consideration or value received by the Company and/or its stockholders as follows: (i) 7% of the first $1 million,
(ii) 6% of the next $1 million, (iii) 5% of the next $5 million, (iv) 4% of the next $1 million, (v) 3% of the next $1 million, and (vi) 2.5% of all amounts received in excess of $9 million.

          This represents our entire agreement with respect to the subject matter hereof, superseding all prior agreements and understandings, written or oral. It may not be modified or amended except in a writing signed by the party to be charged. This letter may be signed in counterparts and shall be governed by the internal laws of the State of New York.

          If the foregoing accurately reflects our understanding, please sign where indicated below.

                                 Very truly yours,
                                 /s/ William P. Dioguardi

                                 William P. Dioguardi,
                                 President
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AGREED:

EXIGENT DIAGNOSTICS, INC.

By: /s/ W. Vickery Stoughton
   --------------------------
   Name: W. Vickery Stoughton
   Title: Chairman & CEO